UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 11, 2013

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 2, 4, 6 and 7 are not applicable and therefore omitted.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 11, 2013, Rimage Corporation (the “Company”) entered into an Amendment No. 1 dated as of September 11, 2013 (the “Amendment”) to the Rights Agreement, dated as of September 17, 2003, by and between the Company and Wells Fargo Bank Minnesota, N.A. as rights agent.

Under the terms of the Amendment, the expiration date of the Company’s shareholder rights plan contemplated by the Rights Agreement has been extended. Following the Amendment, the shareholder rights plan will continue in effect to September 16, 2016, or such earlier date that the Company redeems the rights. The Amendment also includes changes to the definition of “Acquiring Person” to increase the ownership threshold triggering the rights from 15% to 20%. The Amendment changes the definition of “Beneficial Owner” to cover certain derivative transactions that might not be included in the definition beneficial ownership under Rule 13d-3 of the Securities Exchange Act of 1934. The Rights Agreement is also amended to change the purchase price for the exercise of rights under the rights plan to $35 from $100. The Company intends to put the Rights Plan, as amended by the Amendment, before the Company’s shareholders for approval at its next annual meeting of shareholders.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Rights Agreement as originally executed is attached as Exhibit 1 to the Form 8-A Registration Statement of the Company filed on September 18, 2003 and is incorporated herein by reference. This foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment attached hereto as Exhibit 4.1.

ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The summary of the Amendment in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 8.01    OTHER EVENTS.

On September 12, 2013, the Company issued a press release which announced the Amendment referred to under Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 dated September 11, 2013 to Rights Agreement by and between Rimage Corporation and Wells Fargo Bank Minnesota, N.A., as Rights Agent.

99.1	Press Release of Rimage Corporation dated September 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Sherman L. Black
Sherman L. Black, Chief Executive Officer

Dated:  September 12, 2013